UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 12, 2010

AFH Holding II, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52682	26-1364883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900 Beverly Hills, CA 90212
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(310) 717-8942

9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (this “Amendment”) to Current Report on Form 8-K amends the Current Report on Form 8-K filed by AFH Holding II, Inc. (the “Company”) on May 13, 2010 (the “Initial 8-K).  This Amendment amends and supplements the Initial 8-K by including interim financial information of First Blush, Inc. for the quarter ended March 31, 2010 pursuant to Item 9.01(a) of Form 8-K and the related Management’s Discussion and Analysis pursuant to Item 2.10(f) of Form 8-K and Item 2 of Form 10. Except as set forth herein, no other amendments to the Initial 8-K are made by this Amendment.

Item 201.                      Completion of Acquisition or Disposition of Assets.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors.”

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Form 8-K. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

This discussion should be read in conjunction with the other sections of the Initial 8-K, including “Risk Factors,” “Description of the Company’s Business” and the Financial Statements attached hereto and to the Initial 8-K as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on the Company’s current expectations and could be affected by the uncertainties and risk factors described throughout this Form 8-K. See “Forward-Looking Statements.” The Company’s actual results may differ materially.

Critical Accounting Policies

We believe that the application of the following accounting policies, which are important to our financial position and results of operations, require us to make significant judgments and estimates. For a summary of all our accounting policies, including the accounting policies discussed below, see Note 4, Summary of Significant Accounting Policies in our financial statements included this filing.

•	Promotional allowance

Many of our promotional programs are based on discounts given to the ultimate consumer at the point of purchase.  For these programs we generally reduce our cost to the retailer for all product sold under promotion so there is no, or limited, impact on the retailer’s gross profit.  Because we do not know the ultimate amount of product that will be sold under promotional programs and because retailers pay us 100% of the purchase price upon purchase of our product, we accrue an estimated liability for the amount we expect we will have to refund to the retailers due to these programs.  As a result we have an accrual for promotional programs of $22,970 and $27,194 at March 31, 2010 and December 31, 2009, respectively.
We treat promotional allowance as contra revenue and recorded promotional allowance of $73,208 and $8,983 for the quarters ended March 31, 2010 and 2009, respectively.

•	Income Taxes

We account for income taxes under the Financial Accounting Standards Board’s, FASB, accounting guidance for income taxes. In accordance with FASB’s accounting guidance, we recorded a deferred tax asset for the net operating loss, NOL, carry forward resulting from losses in our year ended December 31, 2009.  The asset is a result of our ability to utilize the NOL in future periods to offset future taxable income and therefore reduce our taxes payable in the future.  At March 31, 2010 and December 31, 2009 we had an asset for the NOL of $408,674 and $390,687, respectively. However, given our current going concern issues we determined that this asset may not be realized as it is dependent on us generating sufficient future operating income and accordingly we created a valuation allowance of $388,240 and $371,153 at the respective dates based on our judgment and estimates.  In the future, we may determine that we will be able to realize all or most of this asset and we will adjust our valuation allowance accordingly, which will result in a reduction in income tax expense we report in our financial statements in the period of change.

Results of Operations – Quarter ended March 31, 2010 compared to quarter ended March 31, 2009
The following table sets forth our statement of results of operation data as a percentage of net sales from continuing operations for the years indicated:

	For the quarters ended March 31,
	2010			2009
		% of Gross	% Change		% of Gross
	$	Revenue	from 2009	$	Revenue
Revenue:
Gross revenue	$211,246		54.2%	$137,025
Promotion allowance	(73,208)	-34.7%	715.0%	$(8,983)	-6.6%
Net revenue	$138,038			$128,042

	For the quarters ended March 31,
	2010			2009
		% of	% Change		% of
	$	Net Revenue	from 2009	$	Net Revenue
Gross Profit:
Net revenue	$138,038		7.8%	$128,042
Cost of goods sold	84,262	61.0%	7.2%	78,618	61.4%
Gross profit (loss)	$53,776	39.0%		$49,424	38.6%

The increase in net revenue for 2010 relative to 2009 was due to increased sales with one of our key accounts offset by the increase in promotional allowance used to keep our product moving as we move out of the economic crisis.

Cost of goods sold as a percentage of net revenue remained consistent for 2010 relative to 2009 despite the increase in promotional allowance as a result of several additional expenses incurred during the quarter ended March 31, 2009 that were not incurred in the comparable quarter 2010.

	For the quarters ended March 31,
	2010			2009
		% of	% Change		% of
	$	Net Revenue	from 2009	$	Net Revenue
Gross profit	$53,776			$49,424
Selling, general and administrative	61,132	44.3%	-70.1%	204,632	159.8%
Abnormal production losses	-			28,415
Operating loss	$(7,356)	-5%	-96.0%	$(183,623)	-143%

Our operating loss decreased in 2010 relative to 2009 as a result of reduced selling, general and administrative costs reflective of our plan to curtail expenses by terminating consultants and paring down operations in response to the economic crisis.  In addition, in 2009, we had abnormal production losses in excess of the 5% industry norm equating to $28,415 due to issues with one of our bottlers.

Liquidity and Capital Resources

Our cash flow used by operating activities is as follows:

	For the Quarters Ended
	March 31,
	2010	2009
Cash collected from customers	$152,577	$36,682
Cash paid to suppliers	(8,222)	(34,301)
Cash paid for management services	-	(163,237)
Cash paid for other selling, general & administrative costs	(113,448)	(201,208)
Net cash used by operating activities	$30,907	$(362,064)

Activity for the quarter ended March 31, 2010 relative to the quarter ended March 31, 2009 is as follows:

Cash collected from customers – We collected more cash from customers in 2010 because of the increase in sales to one of our key accounts.

Cash paid to suppliers – We paid less to suppliers in 2010 as we used inventory on hand for sales.

Cash paid for management services – We paid no cash for management services as we terminated consultants in response to the economic crisis and paid for other management and administrative services by increasing our notes payable.

Cash paid for other selling, general & administrative costs – We paid less in 2010 as we pared down operations in response to the economic crisis.

As of March 31, 2010, we had approximately $245,000 of current assets, approximately $32,000 of which was cash and the rest of which was receivables and inventory. On average, our receivables are collected in approximately 30 days. Total current liabilities at March 31, 2010 totaled approximately $1,515,000 of which approximately $487,000 are trade and operating payables. At March 31, 2010, we had a net working capital deficiency of approximately $1,270,000.   Our need for cash during the quarter ended March 31, 2010 was primarily funded through operations.

As of March 31, 2010 we had outstanding borrowings on our note payable to our parent of approximately $928,000 and under that note have unused availability of $72,000.  The note and all unpaid and accrued interest is due on the sooner of 30 days demand notice or December 31, 2010.  In addition we have $100,000 note payable to a related party that is due on demand.  Both notes are secured by substantially all of our assets.

Going Concern

As reflected in the financial statements included in this filing, we had a working capital deficiency of approximately $1,270,000 at March 31, 2010.  Historically we have had material operating losses and have not yet created positive cash flows. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that profits from operations will generate sufficient cash flow to meet our working capital needs and service our existing debt.

Off – Balance Sheet Arrangements

As of March 31, 2010, we have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 9.01.                      Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Unaudited financial statements for the three month period ended March 31, 2010 are attached as Exhibit 99.2 hereto.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Amendment.

Exhibit No.	Description

99.2	Financial Statements for the three months ended March 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFH Holding II, Inc.
(Registrant)

Date:	May 25, 2010	By:	/s/ Anthony G. Roth
Anthony G. Roth
President and Chief Executive Officer